TRANSLATION SERVICES AGREEMENT

This Translation Services Agreement (“Agreement”) is entered into this 1st day of July 2021 (the “Effective Date”), by and between Transuite.org Inc. (“Transuite”), a Nevada corporation, and _____ (“Client”).

WHEREAS, Transuite is in the business of providing translation services; and

WHEREAS, Client is in the business of providing business consultancy services for EU companies; and

WHEREAS, Client wishes to engage Transuite to provide translation services in exchange for the consideration as described below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Engagement. Client hereby engages Transuite to translate Client’s internal documentation, written communication, agreements, invoices and such documents as parties may from time to time agree (“Client Documents”) according to the language pairs listed on Appendix 1 hereto so that such translations may be provided to Client partners in the corresponding countries. Transuite shall deliver each such translation to Client no later than within 5 (five) business days upon receipt of a written request.

2. Payment. As payment for the translations, as more fully set forth below, Client will pay Transuite $10,000 in such wire installments and on such timetable as parties may agree upon in writing.

3. Expenses. Except as otherwise set forth herein, each Party shall be responsible for its own costs and expenses (including the expenses of legal counsel) incurred in connection with the services and the transactions contemplated hereby.

4. Cooperation; Further Assurances. Each of the Parties shall take such actions, including the execution and delivery of further instruments, as may be necessary to give full effect to the provisions of this Agreement and to the intent of the Parties hereto.

5. Waiver. The failure of Transuite at any time to require performance by Client of any provision hereof shall in no way affect the full right of Transuite to require such performance at any time thereafter, nor shall the wavier of any succeeding breach of such provision act as a waiver of the provision itself.

6. Modification. Except as otherwise provided herein, this Agreement and any appendices hereto shall not be modified, amended, or superseded by any Party by oral representation made before or after the execution of this Agreement. All modifications and amendments must be in writing and signed by both Parties.

7. Construction. This Agreement shall not be construed against the Party preparing it, but shall be construed as if all Parties jointly prepared this Agreement. Any uncertainty or ambiguity shall not be interpreted against any one Party.

8. Headings. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.

9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement and all of which shall constitute one agreement to be effective as of the Effective Date. Photocopies or facsimile copies of executed copies of this Agreement may be treated as an original.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Nevada.

11. Entire Agreement. This Agreement, including the appendix hereto, contains the final and entire understanding between the Parties relative to the subject matter hereof and supersedes all prior and collateral communications, statements, agreements, discussions, promises, representations, and understandings, whether oral or written, between the Parties with respect thereto.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, effective as of the Effective Date first listed above:

TRANSUTE.ORG INC.		CLIENT

By:	/s/ Michal Wisniewski	By:	/s/
Name:	Michal Wisniewski
Title:	President		President and Chief Executive Officer

APPENDIX 1

Language pairs as applicable for translation of Client Documents by Transuite:

#	From	To	From	To
1	English	Spanish	Chinese	English
2	English	Chinese	Portuguese	English
3	English	French	Spanish	English
4	English	German	Italian	English
5	English	Russian	French	English
6	English	Portuguese	German	English
7	English	Japanese	Arabic	English
8	English	Arabic	Japanese	English
9	English	Italian	Russian	English
10	Spanish	Portuguese	Portuguese	Spanish